Allscripts announces fourth quarter 2012 results

Bookings grow 11.6 percent quarter-over-quarter to $180.7 million

Operating cash flow of $58.1 million for quarter; $222.6 million for full year

CHICAGO, Feb. 19, 2013 /PRNewswire/ -- Allscripts Healthcare Solutions, Inc. (NASDAQ: MDRX) today announced financial results for the three months and year ended December 31, 2012.

Fourth-Quarter Details:

  Bookings(1) of $180.7 million.  This compares with bookings of $327.4 million in the fourth quarter of 2011 and $161.9 million in the third quarter of 2012.
  GAAP revenue of $350.9 million and non-GAAP revenue of $368.0 million.  This compares with GAAP and non-GAAP revenue of $388.2 and $389.2 million, respectively, in the fourth quarter of 2011.
  GAAP gross profit for the three months ended December 31, 2012, was $136.3 million.  This compares with GAAP gross profit of $175.9 million in the fourth quarter of 2011.
  Non-GAAP gross profit was $153.4 million for the three months ended December 31, 2012, or 41.7 percent of total non-GAAP revenue.  This compares with $176.9 million or 45.5 percent of non-GAAP revenue for the prior-year period.
  GAAP operating loss for the three months ended December 31, 2012, including certain non-cash and one-time charges, was $26.6 million.  This compares with GAAP operating income of $45.6 million in the fourth quarter of 2011.
  Non-GAAP operating income, excluding certain non-cash and one-time charges, was $30.7 million for three months ended December 31, 2012, or 8.3 percent of total non-GAAP revenue.  This compares with $78.6 million or 20.2 percent of non-GAAP revenue for the prior year.
  GAAP net loss for the three months ended December 31, 2012, including certain non-cash and one-time charges, was $24.3 million and GAAP loss per share was $0.14.  This compares with net income of $26.0 million and diluted earnings per share of $0.14 in the fourth quarter of 2011.
  Non-GAAP net income, after adjustments for certain non-cash and one-time charges, was $28.1 million resulting in non-GAAP diluted earnings per share of $0.16.  This compares with $47.6 million and $0.25, respectively, in the fourth quarter of 2011.
  Adjusted EBITDA was $53.6 million for three months ended December 31, 2012, or 14.5 percent of total non-GAAP revenue.  This compares with $96.0 million or 24.6 percent of non-GAAP revenue for the prior year period.
  Fourth quarter 2012 GAAP results include the following items, all on a pre-tax basis:
    A non-recurring charge against revenue of $16.8 million.  This provision reflects a non-recurring revenue deferral related to clients who have long-aged accounts receivable balances.
    Acquisition-related amortization expense of $15.3 million.
    Stock-based compensation expense of $12.7 million.
    Other non-recurring expenses totaling $12.2 million.
    Please refer to the Explanation of Non-GAAP Financial Measures section in this news release for further discussion of these items.
  Allscripts effective tax rate for 2012 on a non-GAAP basis was 23.6 percent.

Please refer to Table 4 "Condensed Non-GAAP Financial Information" for a complete reconciliation of all GAAP and non-GAAP financial measures discussed in this news release.

"Our fourth quarter and 2012 financial results did not meet our expectations," said Paul M. Black, President and Chief Executive Officer of Allscripts. "With the conclusion of the strategic alternatives process in late December, we are moving forward to deliver on our mission to transform healthcare delivery globally. I have been actively engaged with our clients and team members and we have taken initial actions to focus the company on attaining results for our clients and shareholders.

Allscripts offers a wide breadth of solutions and enjoys a large, diverse and loyal client base. With this foundation in place, we will drive an intense focus on sales and delivering upon our client obligations during 2013."

Liquidity and Cash Flow

During the fourth quarter of 2012, Allscripts repaid approximately $17.6 million of borrowings under its senior secured credit facilities. As of December 31, 2012, the company had $441.5 million of borrowings outstanding and had approximately $248.7 million of available liquidity under its revolving credit facility. The company reported cash and marketable securities totaling approximately $105.7 million as of December 31, 2012.

For the three and twelve months ended December 31, 2012, cash flow from operations totaled $58.1 million and $222.6 million, respectively.

Conference Call

Allscripts will conduct a conference call today, Tuesday, February 19, 2013, at 4:30 PM Eastern Time to discuss the Company's earnings and other information. Investors can access the conference via the Internet at http://investor.allscripts.com. Participants also may access the conference call by dialing (877) 303-0543 (toll free in the US) or (973) 935-8787 (international) and requesting Conference ID #33030748.

A replay of the call will be available two hours after the conclusion of the call, for a period of two weeks, at http://www.allscripts.com or by calling (855) 859-2056 or (404) 537-3406 - Conference ID #87002646.

Supplemental and non-GAAP financial information is also available at http://investor.allscripts.com.

Footnotes

(1)	Bookings reflect the value of executed contracts for software, hardware, services, remote hosting, outsourcing and SaaS.

About Allscripts

Allscripts (NASDAQ: MDRX) delivers the insights that healthcare providers require to generate world-class outcomes. The company's Electronic Health Record, practice management and other clinical, revenue cycle, connectivity and information solutions create a Connected Community of Health™ for physicians, hospitals and post-acute organizations. To learn more about Allscripts, please visit www.allscripts.com, Twitter, YouTube and It Takes A Community: The Allscripts Blog.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements regarding future events or developments, our future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future are forward-looking statements with the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. Such risks, uncertainties and other factors include, among other things: the possibility that the expected synergies, efficiencies and cost savings of the merger with Eclipsys Corporation will not be realized, or will not be realized within the expected time period; the impact of the realignment of our sales and services organization; the possibility that our current initiatives focused on product delivery, client experience and financial performance may not be successful; potential difficulties or delays in achieving platform and product integration; competition within the industries in which we operate; failure to maintain interoperability certification pursuant to the Health Information Technology for Economic and Clinical Health Act; the volume and timing of systems sales and installations, the length of sales cycles and the installation process and the possibility that our products will not achieve or sustain market acceptance; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; costs or customer losses relating to the standardization of our small office electronic health record and practice management systems that could adversely affect our results of operations; our ability to establish and maintain strategic relationships; errors or similar problems in our software products or other product quality issues; the outcome of any legal proceeding that has been or may be instituted against us and others; compliance obligations under new and existing laws, regulations and industry initiatives, and future changes in laws or regulations in the healthcare industry; the possibility of product-related liabilities; our ability to attract and retain qualified personnel; the implementation and speed of acceptance of the electronic record provisions of the American Recovery and Reinvestment Act of 2009, as well as elements of the Patient Protection and Affordable Care Act (aka health reform); maintaining our intellectual property rights and litigation involving intellectual property rights; legislative, regulatory and economic developments; risks related to third-party suppliers and our ability to obtain, use or successfully integrate third-party licensed technology; and breach of data security by third parties and unauthorized access to patient health information by third parties. See our "Risk Factors" in Annual Report on Form 10-K for 2011 and subsequent Quarterly Reports on Form 10-Q for a further discussion of these and other risks and uncertainties applicable to our business. The statements herein speak only as of their date and we undertake no duty to update any forward-looking statement whether as a result of new information, future events or changes in expectations.

Table 1
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	December 31,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$104.0	$157.8
Accounts receivable, net	337.0	362.8
Deferred taxes, net	56.5	40.6
Prepaid expenses and other current assets (a)	130.0	110.6
Total current assets	627.5	671.8
Long-term marketable securities	1.7	1.7
Fixed assets, net	155.5	122.6
Software development costs, net	95.6	98.4
Intangible assets, net	427.0	489.8
Goodwill	1,039.4	1,039.4
Deferred taxes, net	7.5	5.0
Other assets (a)	30.3	74.9
Total assets	$2,384.5	$2,503.6

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$45.9	$41.2
Accrued expenses (a)	93.1	89.7
Accrued compensation and benefits	44.1	31.8
Deferred revenue	290.7	288.9
Current maturities of long-term debt and capital lease obligations	79.3	45.5
Total current liabilities	553.1	497.1
Long-term debt	362.7	322.7
Deferred revenue	19.8	18.9
Deferred taxes, net	125.9	119.7
Other liabilities	38.7	68.5
Total liabilities	1,100.2	1,026.9
Total stockholders' equity	1,284.3	1,476.7
Total liabilities and stockholders' equity	$2,384.5	$2,503.6

(a) Certain prior period amounts have been reclassified to conform to the current period presentation. The amounts reclassed for each period presented are as follows:
From other assets to prepaid expenses and other current assets	$0.0	$4.9
Decrease prepaid expenses and other current assets and accrued expenses	$0.0	$13.7

Table 2
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per-share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Revenue:
System sales (a)	$29.1	$62.5	$145.3	$227.9
Professional services	68.9	71.3	270.5	250.4
Maintenance (a)	122.6	113.6	476.9	439.0
Transaction processing and other	147.1	140.8	570.4	526.8
Total revenue	367.7	388.2	1,463.1	1,444.1
Provision for revenue deferral (c)	(16.8)	0.0	(16.8)	0.0
Total net revenue	350.9	388.2	1,446.3	1,444.1
Cost of revenue: (b)
System sales	31.7	33.7	128.3	144.1
Professional services	61.6	60.3	234.8	210.6
Maintenance	36.5	34.6	145.4	135.6
Transaction processing and other	84.8	83.7	331.3	288.2
Total cost of revenue	214.6	212.3	839.8	778.5
Gross profit	136.3	175.9	606.5	665.6
Selling, general and administrative expenses (d)	104.3	89.7	384.4	387.6
Research and development	50.0	31.3	162.1	104.2
Asset impairment charges (e)	0.0	0.0	11.1	0.0
Amortization of intangible assets	8.6	9.3	35.6	37.3
Income from operations	(26.6)	45.6	13.3	136.5
Interest expense	(4.3)	(4.0)	(16.2)	(20.7)
Interest income and other (expense), net (f)	0.8	0.5	(14.6)	1.7
(Loss) income before income taxes	(30.1)	42.1	(17.5)	117.5
Benefit (provision) for income taxes (g)	5.8	(16.1)	16.3	(43.9)
Net (loss) income	($24.3)	$26.0	($1.2)	$73.6

Earnings (loss) per share - basic and diluted	($0.14)	$0.14	($0.01)	$0.39

Weighted average common shares outstanding:
Basic	171.4	189.7	178.7	189.3
Diluted	171.4	192.3	178.7	191.0

(a) Certain prior period amounts in system sales have been reclassified to maintenance to conform to the current period presentation. The amount reclassed for each period presented is as follows:	$0.0	$3.5	$0.0	$15.0

(b) Includes pre-tax amortization of intangibles for each period presented as follows:	$6.8	$7.2	$28.4	$29.0

(c) Provision for revenue deferral for the three months and year ended December 31, 2012 reflects a non-recurring revenue deferral related to clients who have long-aged accounts receivable balances.

(d) Selling, general and administrative expenses for the three months and year ended December 31, 2012 includes a $4.2 million charge related to our plan to upgrade MyWay clients electing to migrate to our standardized small office electronic health record and practice management systems.

(e) Non-cash charge related to the impairment of previously capitalized software development costs for MyWay including the net carrying value of a perpetual license for certain software code incorporated in MyWay.

(f) Interest income and other for the year ended December 31, 2012 includes a $16 million pre-tax write-off of a tax indemnification asset due to the settlement of the acquired tax position indemnified by Misys plc for an amount less than the carrying value of the indemnification asset. The write-off is not deductible for tax purposes; therefore, the tax effect of the write-off partially offsets the tax benefit discussed in note (g).

(g) The income tax benefit for the year ended December 31, 2012 includes a $16 million tax benefit related to the settlement of an acquired tax position for an amount less than the carrying value of the tax liability.

Table 3
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Cash flows from operating activities:
Net (loss) income	($24.3)	$26.0	($1.2)	$73.6
Non-cash adjustments to net (loss) income:
Depreciation and amortization	39.6	35.2	150.2	132.4
Stock-based compensation expense	12.7	11.6	39.1	40.8
Other non-cash (credits) charges, net	(15.0)	4.8	(2.7)	28.1
Total non-cash adjustments to income	37.3	51.6	186.6	201.3
Cash impact of changes in operating assets and liabilities	45.1	29.8	37.2	(6.1)
Net cash provided by operating activities	58.1	107.4	222.6	268.8
Cash flows from investing activities:
Capital expenditures	(24.7)	(11.0)	(80.1)	(44.3)
Capitalized software	(3.6)	(14.2)	(43.0)	(60.7)
Net (purchases) sales and maturities of marketable securities and other investments	0.0	0.0	0.1	(12.8)
Proceeds received from sale of fixed assets	0.0	0.0	0.0	20.0
Change in restricted cash	0.0	0.0	0.0	2.2
Net cash used in investing activities	(28.3)	(25.2)	(123.0)	(95.6)
Cash flows from financing activities:
Proceeds from issuance of common stock	1.5	7.6	5.5	35.1
Excess tax benefits from stock-based compensation	2.9	4.1	3.5	8.8
Taxes paid related to net share settlement of equity awards	(5.9)	(9.3)	(10.3)	(11.5)
Debt borrowings (payments) net of financing costs	(17.8)	(10.2)	72.3	(124.6)
Repurchase of common stock	0.0	(1.4)	(225.9)	(51.5)
Net cash used in financing activities	(19.3)	(9.2)	(154.9)	(143.7)
Effect of exchange rate changes on cash and cash equivalents	(0.2)	0.0	1.5	(1.1)
Net increase (decrease) in cash and cash equivalents	10.3	73.0	(53.8)	28.4
Cash and cash equivalents, beginning of period	93.7	84.8	157.8	129.4
Cash and cash equivalents, end of period	$104.0	$157.8	$104.0	$157.8

Table 4
Allscripts Healthcare Solutions, Inc.
Condensed Non-GAAP Financial Information
(In millions, except per-share amounts)
(Unaudited)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended

	12/31/12	12/31/11	12/31/12	12/31/11
Total revenue, as reported	$350.9	$388.2	$1,446.3	$1,444.1

Provision for revenue deferral (a)	16.8	0.0	16.8	0.0
Acquisition-related deferred revenue adjustment	0.3	1.0	2.1	21.1
Total non-GAAP revenue	$368.0	$389.2	$1,465.2	$1,465.2

Gross profit, as reported	$136.3	$175.9	$606.5	$665.6

Provision for revenue deferral (a)	16.8	$0.0	16.8	$0.0
Acquisition-related deferred revenue adjustment	0.3	1.0	2.1	21.1
Total non-GAAP gross profit	$153.4	$176.9	$625.4	$686.7

Operating income/(loss), as reported	($26.6)	$45.6	$13.3	$136.5

Provision for revenue deferral (a)	16.8	0.0	16.8	0.0
Acquisition-related deferred revenue adjustment	0.3	1.0	2.1	21.1
Acquisition-related amortization	15.3	16.5	64.0	66.4
Stock-based compensation expense	12.7	11.6	39.1	37.4
Non-recurring and transaction-related costs (b)	12.2	4.0	26.2	36.1
Asset impairment charge	0.0	0.0	11.1	0.0
Total non-GAAP operating income	$30.7	$78.6	$172.6	$297.6

Net income/(loss), as reported	($24.3)	$26.0	($1.2)	$73.6

Provision for revenue deferral (a)	17.3	0.0	17.3	0.0
Acquisition-related deferred revenue adjustment	0.3	0.6	1.6	13.0
Acquisition-related amortization	15.9	10.5	50.0	41.7
Stock-based compensation expense	13.0	7.4	31.6	23.6
Non-recurring and transaction-related costs (b)	12.5	2.5	22.5	23.7
Asset impairment charge	0.0	0.0	9.4	0.0
Indemnification asset write-off	0.0	0.0	13.6	0.0
Tax benefit	0.0	0.0	(16.0)	0.0
Tax rate alignment	(6.7)	0.6	(8.5)	0.3
Non-GAAP net income	$28.1	$47.6	$120.3	$175.9

Tax Rate	-3%	36%	24%	39%

Weighted shares outstanding - diluted	173.5	192.3	180.3	191.0

Earnings per share - diluted, as reported	($0.14)	$0.14	($0.01)	$0.39

Non-GAAP earnings per share - diluted	$0.16	$0.25	$0.67	$0.92

Note: all adjustments to reconcile GAAP to non-GAAP net income are net of tax

(a) Provision for revenue deferral for the three months and year ended December 31, 2012 reflects a non-recurring revenue deferral related to clients who have long-aged accounts receivable balances.

(b) Non-recurring expenses in the fourth quarter of 2012 relate to certain severance, legal, consulting, and other charges incurred in connection with activities that are considered one-time.  Non-recurring expenses, on a pretax basis, were approximately $12.2 million in the current quarter.  2011 and first nine months of 2012 transaction-related expenses consist of integration expenses incurred in connection with the Eclipsys Merger.

Table 5
Allscripts Healthcare Solutions, Inc.
Non-GAAP Financial Information - Adjusted EBITDA
(In millions)
(Unaudited)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended

	12/31/12	12/31/11	12/31/12	12/31/11
Total revenue, as reported	$350.9	$388.2	$1,446.3	$1,444.1

Provision for revenue deferral (a)	$16.8	$0.0	$16.8	$0.0
Acquisition related deferred revenue adjustment	0.3	1.0	2.1	21.1
Total non-GAAP revenue	$368.0	$389.2	$1,465.2	$1,465.2

Net income/(loss), as reported	($24.3)	$26.0	($1.2)	$73.6

Tax provision/(benefit)	(5.8)	16.1	(16.3)	43.9
Interest expense (income) and other (income) expense (b)	2.2	2.2	25.4	13.8
Stock-based compensation expense	12.7	11.6	39.1	40.8
Depreciation and amortization	39.6	35.2	150.2	132.4
Acquisition related deferred revenue adjustment	0.3	1.0	2.1	21.1
Provision for revenue deferral	16.8	0.0	16.8	0.0
Non-recurring and transaction-related costs (c)	12.2	4.0	26.2	36.1
MyWay asset impairment charges	0.0	0.0	11.1	0.0

Non-GAAP adjusted EBITDA	$53.6	$96.0	$253.5	$361.6

Non-GAAP adjusted EBITDA margin	15%	25%	17%	25%

(a) Provision for revenue deferral for the three months and year ended December 31, 2012 reflects a non-recurring revenue deferral related to clients who have long-aged accounts receivable balances.

(b) Interest expense (income) and other (income) expense has been adjusted from the amount presented in the statements of operations in order to remove the amortization of deferred debt issuance costs since such amortization is also included in depreciation and amortization.

(c) Non-recurring expenses in the fourth quarter of 2012 relate to certain severance, legal, consulting, and other charges incurred in connection with activities that are considered one-time.  Non-recurring expenses, on a pretax basis, were approximately $12.2 million in the current quarter.  2011 and first nine months of 2012 transaction-related expenses consist of integration expenses incurred in connection with the Eclipsys Merger.

Table 6
Allscripts Healthcare Solutions, Inc.
Non-GAAP Financial Information - Bookings and Contract Backlog
(In millions)
(unaudited)

											Pct Change

	CY 2011				CY 2012						2012/2011				2012/2011
	Q1 2011	Q2 2011	Q3 2011	Q4 2011	Q1 2012	Q2 2012	Q3 2012	Q4 2012	CY 2011	CY 2012	Q1	Q2	Q3	Q4	YTD

Bookings	$212.4	$244.6	$266.8	$327.4	$194.6	$194.1	$161.9	$180.7	$1,051.2	$731.2	-8.4%	-20.6%	-39.3%	-44.8%	-30.4%

Contract backlog:
System sales	$131	$127	$125	$136	$126	$122	$111	$107	$136	$107	-3.7%	-4.0%	-11.3%	-21.1%	-21.1%
Professional services	322	341	352	393	375	381	395	376	393	376	16.3%	11.8%	12.1%	-4.3%	-4.3%
Maintenance	758	780	797	833	853	849	860	875	833	875	12.5%	8.9%	7.8%	5.0%	5.0%
Transaction processing and other	1,493	1,483	1,496	1,492	1,509	1,485	1,461	1,450	1,492	1,450	1.0%	0.1%	-2.3%	-2.8%	-2.8%
Total contract backlog	$2,705	$2,731	$2,770	$2,854	$2,863	$2,837	$2,827	$2,808	$2,854	$2,808	5.8%	3.9%	2.1%	-1.6%	-1.6%

Explanation of Non-GAAP Financial Measures

Allscripts reports its financial results in accordance with generally accepted accounting principles, or GAAP. To supplement this information, Allscripts presents in this release non-GAAP revenue, gross profit, operating income and net income, including non-GAAP net income on a per share basis, and Adjusted EBITDA, which are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended.

  Non-GAAP revenue consists of GAAP revenue as reported and adds back the provision for revenue deferral as well as acquisition-related deferred revenue adjustment booked for GAAP purposes.
  Non-GAAP gross profit consists of GAAP gross profit as reported and adds back the provision for revenue deferral as well as acquisition-related deferred revenue adjustment booked for GAAP purposes.
  Non-GAAP operating income consists of GAAP operating income as reported and adds back the provision for revenue deferral as well as acquisition-related deferred revenue adjustment booked for GAAP purposes and excludes acquisition-related amortization, stock-based compensation expense, and non-recurring and transaction-related expenses.
  Adjusted EBITDA is a non-GAAP measure and consists of GAAP net income (loss) as reported and adjusts for: the provision for revenue deferral; provision/(benefit) for income taxes; net interest expense and interest income and other income/(expense); stock-based compensation expense; depreciation and amortization; deferred revenue adjustment; non-recurring and transaction-related costs; and non-cash asset impairment charges.
  Non-GAAP net income consists of GAAP net income as reported, excludes acquisition-related amortization, stock-based compensation expense and non-recurring and transaction-related expenses, and adds back the provision for revenue deferral as well as acquisition-related deferred revenue, in each case net of any related tax effects.  Non-GAAP net income also includes a tax rate alignment adjustment.

Provision for Revenue Deferral. Provision for Revenue Deferral reflects a non-recurring revenue deferral related to clients who have long-aged accounts receivable balances.

Acquisition-Related Deferred Revenue. Acquisition-related deferred revenue adjustment reflects the fair value adjustment to deferred revenues acquired in business combinations. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree's software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. Allscripts adds back this deferred revenue for its non-GAAP financial measures because it believes the inclusion of this amount directly correlates to the underlying performance of Allscripts operations.

Acquisition-Related Amortization. Acquisition-related amortization expense is a non-cash expense arising from the acquisition of intangible assets in connection with acquisitions or investments. Allscripts excludes acquisition-related amortization expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and the related amortization expense will recur in future periods.

Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock awards to employees. Allscripts excludes stock-based compensation expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods and such expense will recur in future periods.

Non-Recurring and Transaction-Related Expenses. Non-recurring expenses in the fourth quarter of 2012 relate to certain severance, legal, consulting, and other charges incurred in connection with activities that are considered one-time. Non-recurring expenses, on a pretax basis, were approximately $12.2 million in the current quarter. Transaction-related expenses are integration expenses incurred in connection with the Eclipsys Merger. Allscripts excludes transaction-related expenses from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods.

Asset Impairment Charges. Allscripts announced on October 3, 2012, a plan to standardize its small office electronic health record and practice management systems. As part of this plan, Allscripts will converge, over time, its MyWay Electronic Health Record System and Professional Suite Electronic Health Record System. As a result, the Company recorded an $11.1 million non-cash charge to earnings in the quarter ended September 30, 2012 related to the impairment of previously capitalized software development costs for MyWay plus the net carrying value of a perpetual license for certain software code incorporated in MyWay.

Settlement of Acquired Tax Position. Pursuant to the Framework Agreement between Misys plc and Allscripts signed in 2010, Misys agreed to indemnify Allscripts against potential contingent tax liabilities for which it could be potentially liable, arising from Allscripts' purchase of Allscripts shares from Misys plc in 2010. During the three months ended September 30, 2012, Allscripts settled the acquired tax position indemnified by Misys plc for an amount less than the carrying value of the unrecognized tax liability totaling $29 million. Accordingly, the result for GAAP purposes was the write-off of the remaining tax indemnification asset totaling $16 million, on a pre-tax basis. This charge is substantially not deductible for tax purposes. In addition, the Company decreased its unrecognized tax liability and recorded an offsetting tax benefit of $16 million for the three months ended September 30, 2012. More details on this topic are available on Forms S-4, 10-K and 10-Q filed with the Securities and Exchange Commission on June 29, 2010, February 29, 2012 and August 9, 2012, respectively, as well as other Company filings.

Tax Rate Alignment. Tax adjustment to align the current quarter's effective tax rate to the expected annual effective tax rate.

Management also believes that non-GAAP revenue, gross profit, operating income, Adjusted EBITDA and net income and non-GAAP net income on a per share basis provide useful supplemental information to management and investors regarding the underlying performance of the Company's business operations. Acquisition accounting adjustments made in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments that we have provided and discussed herein. Management also uses this information internally for forecasting and budgeting as it believes that these measures are indicative of the Company's core operating results. In addition, the Company uses non-GAAP revenue, operating income, net income and/or Adjusted EBITDA to measure achievement under the Company's stock and cash incentive compensation plans. Note, however, that non-GAAP revenue, gross profit, operating income and net income and non-GAAP net income on a per share basis and Adjusted EBITDA are performance measures only, and they do not provide any measure of the Company's cash flow or liquidity. Non-GAAP financial measures are not in accordance with, or an alternative for, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Allscripts results of operations as determined in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures with GAAP financial measures contained within the attached condensed consolidated financial statements.

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CONTACT: Investors, Seth Frank, +1-312-506-1213, seth.frank@allscripts.com, or Media, Ariana Nikitas, +1-312-506-1236, ariana.nikitas@allscripts.com or Claire Weingarden, +1-312-447-2442, claire.weingarden@allscripts.com